As filed with the Securities and Exchange Commission on January 23, 2001
                                             Registration No. 333-_____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                                SSE TELECOM, INC.
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                                      52-1466297
 (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
  Incorporation or Organization)


                                      3663
                          (Primary Standard Industrial
                           Classification Code Number)
                           ---------------------------
                            47823 Westinghouse Drive
                            Fremont, California 94539
                                 (510) 657-7552

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                          Director's Stock Option Plan
                         1997 Equity Participation Plan
                            (Full Title of the Plans)

                               Leon F. Blachowicz
                            47823 Westinghouse Drive
                            Fremont, California 94539
                                 (510) 657-7552
            (Name, Address and Telephone Number of Agent for Service)
                           ---------------------------
                                   Copies to:

                              Corinna M. Wong, Esq.
                                Baker & McKenzie
                                 660 Hansen Way
                           Palo Alto, California 94304
                                 (650) 856-2400
                           ---------------------------

                                                   CALCULATION OF REGISTRATION FEE
------------------------------------------ ---------------------- ---------------------- ------------------------ ------------------
 Title of Each Class of Securities to be       Amount to be         Proposed Maximum        Proposed Maximum          Amount of
              Registered(1)                    Registered(2)       Offering Price per      Aggregate Offering      Registration Fee
                                                                        Share(3)                Price (3)
------------------------------------------ ---------------------- ---------------------- ------------------------ ------------------
Common Stock, $0.01 par value                 550,000 shares             $1.375                 $756,250               $189.07

------------------------------------------ ---------------------- ---------------------- ------------------------ ------------------

(1) Shares of common stock of SSE Telecom, Inc. (the "Company"), $0.01 par value per share (the "Common Stock"), being registered hereby relate with respect to 150,000 shares to the Directors' Stock Option Plan and 400,000 shares to the 1997 Equity Participation Plan (collectively, the "Plans").

(2) The shares in the Calculation of Registration Fee Table, and which may be offered pursuant to this Registration Statement, include, pursuant to Rule 416 of the Securities Act of 1933, as amended, such additional number of shares that may become issuable as a result of any share split, share dividend or similar event. In addition, pursuant to Rule 416(c) under the Securities Act, this Registraton Statement also covers an indeterminate amount of interest to be offered or sold pursuant to the Plans described herein.

(3) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(h) and 457(c) under the Securities Act, based upon the average of the high and low prices of the common stock on the Nasdaq National Market on January 18, 2001.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                SSE Telecom, Inc.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (A) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2000, (File No. 0-16473) filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all materials incorporated by reference therein;

         (B) The description of the Registrant's Common Stock which is contained in the Registration Statement on Form 8-A, filed July 15, 1991, under the Exchange Act, including any amendment or report filed for the purpose of updating such description;

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4.    DESCRIPTION OF SECURITIES.

         The Common Stock to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY

         As  permitted  by  sections  102  and  145  of  the  Delaware   General
Corporation Law, the Registrant's certificate of incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under Section 174 of the Delaware General Corporation Law or liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or for any transaction from which the director derived an improper personal benefit. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described above.

         There is no litigation pending, and neither the Registrant nor any of its directors know of any threatened litigation, which might result in a claim for indemnification by any director or officer.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.    EXHIBITS.

         4.1 Director's Stock Option Plan, as amended (incorporated herein by reference to Exhibit B of the Registrant's Definitive Proxy Statement filed with the Commission on January 21, 2000 ("January 2000 Proxy Statement")).

         4.2 1997 Equity Participation Plan, as amended (incorporated herein by reference to Exhibit A of the January 2000 Proxy Statement).

         5.1      Opinion of Baker & McKenzie.*

         23.1     Consent of Baker & McKenzie (included in Exhibit 5.1).*

         23.2     Consent of Deloitte & Touche LLP, Independent Auditors.*

         24.1     Power of Attorney (included on signature page).*

         ---------------------------
         * filed herewith

ITEM 9.    UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of
                  Registration   Fee"  table  in  the   effective   registration
                  statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on January 22, 2001.

                             SSE TELECOM, INC.


                             /s/  Leon F. Blachowicz
                             -------------------------------------
                             By:  Leon F. Blachowicz
                             President, Chief Executive Officer and Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Leon F. Blachowicz and John Marsh, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                           Signature                          Title                              Date
                           ---------                          -----                              ----

PRINCIPAL EXECUTIVE OFFICER:


/s/  Leon F. Blachowicz                                President, Chief Executive                January 22, 2001
--------------------------------------------           Officer and a Director
Leon F. Blachowicz

PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:


/s/  James J. Commendatore                             Chief Financial Officer                   January 22, 2001
--------------------------------------------
James J. Commendatore

/s/  John Marsh                                        Controller                                January 22, 2001
--------------------------------------------
John Marsh

ADDITIONAL DIRECTORS:

/s/  Joseph T. Pisula                                  Director                                  January 22, 2001
--------------------------------------------
Joseph T. Pisula


/s/  Lawrence W. Roberts                               Director                                  January 22, 2001
--------------------------------------------
Lawrence W. Roberts

                                  EXHIBIT INDEX


         4.1 Director's Stock Option Plan, as amended (incorporated herein by reference to Exhibit B of the Registrant's Definitive Proxy Statement filed with the Commission on January 21, 2000 ("January 2000 Proxy Statement")).

         4.2 1997 Equity Participation Plan, as amended (incorporated herein by reference to Exhibit A of the January 2000 Proxy Statement).

         5.1      Opinion of Baker & McKenzie.*

         23.1     Consent of Baker & McKenzie (included in Exhibit 5.1).*

         23.2     Consent of Deloitte & Touche LLP, Independent Auditors.*

         24.1     Power of Attorney (included on signature page).*

         ---------------------------
         * filed herewith